SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) Date of meeting and whether it was an annual or special meeting:

Shareholders Entitled to Vote	Date of Meeting	Annual/Special Meeting
Shareholders of each of the Funds of JNL Investors Series Trust (the "Trust")	6/22/17	Special

(b)	If a meeting involved the election of Directors, state the names of each director elected at the meeting and the names of all other directors now in office

Joint Special Meeting Held on June 22, 2017
Elected Trustees	Trustee Status at Time of Meeting
Michael Bouchard	Independent Trustee Nominee
Ellen Carnahan	Independent Trustee Nominee
William J. Crowley, Jr.	Independent Trustee Nominee
Michelle Engler	Independent Trustee Nominee
John Gillespie	Incumbent Interested Trustee Nominee
Mark D. Nerud	Independent Trustee Nominee
William R. Rybak	Independent Trustee Nominee
Edward Wood	Independent Trustee Nominee
Patricia A. Woodworth	Independent Trustee Nominee
Eric O. Anyah	Independent Trustee Nominee
Mark S. Wehrle	Incumbent Independent Trustee Nominee

Other Trustee Now in Office:	Trustee Status at Time of Meeting
David W. Agostine	Independent Trustee resigning December 31, 2017
Gregory P. Contillo	Independent Trustee resigning December 31, 2017
Dylan E. Taylor	Independent Trustee resigning December 31, 2017
Scot T. Wetzel	Independent Trustee resigning December 31, 2017

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Joint Special Meeting Held on June 22, 2017

1
All shareholders of the Trust: To vote on the election of the following eleven individuals as Trustees of the Trust:  Michael Bouchard, Ellen Carnahan, William J. Crowley, Jr., Michelle Engler, John Gillespie, Mark D. Nerud, William R. Rybak, Edward Wood, Patricia A. Woodworth, Eric O. Anyah, and Mark S. Wehrle.

	Trustees	Affirmative Votes	Votes Withheld
	Michael Bouchard	3,554,759,911.781	0.000
	Ellen Carnahan	3,517,782,448.695	36,977,463.086
	William J. Crowley, Jr.	3,517,782,448.695	36,977,463.086
	Michelle Engler	3,517,782,448.695	36,977,463.086
	John Gillespie	3,554,759,911.781	0.000
	Mark D. Nerud	3,554,759,911.781	0.000
	William R. Rybak	3,517,782,448.695	36,977,463.086
	Edward Wood	3,517,782,448.695	36,977,463.086
	Patricia A. Woodworth	3,554,759,911.781	0.000
	Eric O. Anyah	3,554,759,911.781	0.000
	Mark S. Wehrle	3,554,759,911.781	0.000

	Joint Special Meeting Held on June 22, 2017
2	Shareholders holding Class A Shares of each Fund of the Trust: To approve an amended and restated Distribution Plan for the Class A shares of each Fund of the Trust.
	Fund Name	Affirmative Votes	Negative Votes	Abstentions
	JNL/PPM America Low Duration Bond Fund (Class A)	89,203,365.891	0.000	0.000

3	All Shareholders of the Series of the Trust: To approve an amended and restated Declaration of Trust.
	Affirmative Votes	Negative Votes	Abstentions
	2,580,915,757.271	340,894,991.937	632,949,162.573

4	Each Fund's Shareholders of the Trust, voting separately: To approve the elimination of a fundamental policy regarding repurchase agreements and warrants.
	Fund Name	Affirmative Votes	Negative Votes	Abstentions
	JNL Government Money Market Fund (formerly, JNL Money Market Fund) (Institutional Class)	3,458,364,161.382	0.000	7,192,384.508
	JNL/PPM America Low Duration Bond Fund (Class A)	89,203,365.891	0.000	0.000

(d)	Not Applicable.